                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CALYPTE BIOMEDICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                               1440 FOURTH STREET
                           BERKELEY, CALIFORNIA 94710

October 26, 1999

Dear Stockholder:

    You are cordially invited to attend Calypte Biomedical Corporation's Annual Meeting of Stockholders on Thursday, November 18, 1999. The meeting will begin promptly at 9:00 a.m. local time, at the administrative offices of Calypte, located at 1265 Harbor Bay Parkway, Alameda, California.

    The official Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and 1998 Annual Report to Stockholders are included with this letter. The matters listed in the Notice of Annual Meeting of Stockholders are described in detail in the Proxy Statement.

    Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

                                          Sincerely,

                                          /s/ WILLIAM A. BOEGER

                                          William A. Boeger
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                                     [LOGO]

                               1440 FOURTH STREET
                           BERKELEY, CALIFORNIA 94710
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 18, 1999
                            ------------------------

October 26, 1999

    The 1999 Annual Meeting of Stockholders of Calypte Biomedical Corporation (the "Company") will be held at the administrative offices of the Company, 1265 Harbor Bay Parkway, Alameda, California 94502, on Thursday, November 18, 1999, at 9:00 a.m. local time, for the following purposes:

    1. To elect nine directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

    2. To vote on a proposed amendment to the 1991 Incentive Stock Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder;

    3. To vote on a proposed amendment to the 1995 Director Option Plan to i) increase by 150,000 the number of shares of Common Stock reserved for issuance thereunder; ii) allow option grantees thereunder to transfer some or all of their options so granted to immediate family members during the lifetime of the grantee; iii) allow the Board of Directors of Calypte to determine the number of options to be granted to directors, provided that the number of options for each newly-elected director in any given year will be the same for each such director and the number of options for each re-elected director in any given year will be the same for each such director; iv) provide for each grant under the plan to vest monthly over the twelve month period commencing with the date of election or re-election of the optionee as director, provided that such option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less that one year after the date of grant; v) provide that each option granted will be exercisable over a period of ten years commencing with the date of such option grant to the extent the option has become vested, regardless of whether the optionee has terminated service as a board member provided, however, that if an optionee is removed from the board, the option will terminate if it is not exercised within 90 days of the date of such removal; and vi) allow non-employee directors who also serve as consultants to the Company to participate in the Director Option Plan in order to account for their separate service as directors.

    4. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 1999; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Stockholders of record on October 21, 1999 will be eligible to vote at this meeting. Only stockholders of record at the close of business on such date will be entitled to notice of and to vote at the meeting. To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          By order of the Board of Directors,

                                          /s/ WILLIAM A. BOEGER
                                          William A. Boeger
                                          CHAIRMAN OF THE BOARD AND SECRETARY

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN
   THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF
   MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                     [LOGO]

                               1440 FOURTH STREET
                           BERKELEY, CALIFORNIA 94710

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Calypte Biomedical Corporation ("Calypte" or the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting"), and any postponements or adjournments thereof, to be held at the administrative offices of Calypte, 1265 Harbor Bay Parkway, Alameda, California 94502, on Thursday, November 18, 1999, at 9:00 a.m. local time. The Company's principal executive offices are located at 1440 Fourth Street, Berkeley, California 94710. The telephone number at that address is (510) 749-5100. Every stockholder shall have the right to vote whether in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the secretary of the Company. The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    The close of business on October 21, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company, par value $.001 per share ("Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 20,415,650 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of voting power of the Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting except as otherwise provided by statute. Each holder of Common Stock on the Record Date is entitled to one vote for each share of Common Stock held by such stockholder, and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

    Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

    This Proxy Statement and the accompanying form of proxy, which is being solicited by the Company, will be first sent or given to stockholders on or about October 26, 1999.

    The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for director named in the Proxy Statement; (2) for the proposed amendment to the 1991 Incentive Stock Plan (the "Incentive Stock Plan"); (3) for the proposed amendment to the 1995 Director Option Plan (the "Director Stock Plan"); and (4) for ratification of the appointment of KPMG Peat Marwick LLP, as independent auditors.

    Should any matter not described above be acted upon at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

    The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitations may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    At the Annual Meeting, nine directors are to be elected to hold office until the 2000 Annual Meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. There are no family relationships among any of the directors or executive officers of the Company. The nominees listed below are all now Calypte directors. The Board knows of no reason why any nominee may be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend. The nominees receiving the highest number of affirmative votes will be elected to the Board.

    Certain information relating to each director nominee is set forth below:

                                                                                                               DIRECTOR
             NAME                  AGE                           PRINCIPAL OCCUPATION                            SINCE
------------------------------  ---------  -----------------------------------------------------------------  -----------
William A. Boeger.............     49      Chairman of the Board of Directors and Secretary, Calypte
                                             Biomedical Corporation                                                 3/91

David Collins.................     65      Chief Executive Officer, Calypte Biomedical Corporation                 12/95

Nancy E. Katz.................     40      President, Chief Operating Officer and Chief Financial Officer,
                                             Calypte Biomedical Corporation                                        10/99

Howard B. Urnovitz, Ph.D......     45      Chief Science Officer, Calypte Biomedical Corporation                   11/89

Paul Freiman..................     65      President and Chief Executive Officer, Neurobiological
                                             Technologies, Inc.                                                    12/97

Julius R. Krevans, M.D........     75      Chancellor Emeritus Director of International Medical Care
                                             University of California, San Francisco                                3/95

Mark Novitch, M.D.............     67      Adjunct Professor, George Washington University Medical Center           9/95

Zafar Randawa, Ph.D...........     51      Director of the New Technology Evaluation Division, Otsuka
                                             America Pharmaceutical                                                12/96

John J. DiPietro..............     41      Vice President of Finance & Administration, Tripath Technology
                                             Inc.                                                                  10/99

    WILLIAM A. BOEGER has served as the Company's Chairman of the Board and Secretary and as a consultant to the Company since October 1999. From December 1997 until October 1999 he served as the Company's President, Chief Executive Officer and Chairman of the Board. From September 1995 until December 1997, he served as the Company's Chairman of the Board. From May 1995 until September 1995, Mr. Boeger served as the Company's Chairman and Chief Executive Officer. From January 1994 until May 1995, Mr. Boeger served as the Company's Chairman, President and Chief Executive Officer. Mr. Boeger has been a director of the Company since 1991. He is a founder and Managing General Partner of Quest Ventures, a venture capital partnership founded in August 1985. Prior to that he was a General Partner of Continental Capital Ventures, a venture capital partnership. Before entering the venture capital field, he worked at Harvard Medical School and Peter Bent Brigham Hospital and served on the faculty of the Amos Tuck Business School at Dartmouth College. Mr. Boeger also serves as a board member of Pepgen Corporation ("Pepgen"), a company in which Calypte has a minority interest. He also serves on the Board of Directors of IRIDEX Corporation and Cell Pathways, Inc. Mr. Boeger received his M.B.A. from Harvard Business School and his B.S. from Williams College.

    DAVID COLLINS has served as the Company's Chief Executive Officer and Vice Chairman of the Board of Directors since October 1999. From July 1998 until October 1999 he served as the Company's Vice Chairman of the Board of Directors. From December 1997 until June 1998 he served as the Company's Vice Chairman of the Board of Directors and as a consultant to the Company. He has been a member of the Board of Directors since December 1995. From October 1994 to the present, Mr. Collins has served as a consultant in the health care industry. From September 1989 until September 1994 he served as Executive Vice President with Schering-Plough Corporation, a medical products company, and President of the Health Care Products division, responsible for all OTC and consumer health care products. From February 1988 to August 1989, he was a founding partner of Galen Partners, a venture capital firm. From July 1962 to February 1988, he held several positions at Johnson & Johnson, including Vice Chairman of the Board of Directors for Public Affairs & Planning and Vice Chairman for the Executive Committee & Chairman of the Consumer Sector. Mr. Collins is also a member of the Board of Directors of Lander, Inc., Advanced Corneal Systems, Inc. and Claneil Enterprises, Inc., all private companies. Mr. Collins received his L.L.B. at Harvard Law School and his B.A. at the University of Notre Dame.

    NANCY E. KATZ has served as the Company's President, Chief Operating Officer and Chief Financial Officer since October 1999. Prior to joining Calypte, Ms. Katz served as President of Zila Pharm Inc., a prescription and non-prescription oral health care products company. From 1995 until 1998, Ms. Katz was Vice President of U.S. Sales & Marketing with LifeScan, Inc., a Johnson & Johnson company that provides blood glucose diagnostic products. From 1987 to 1994, she held several positions, including Senior Director and General Manager with Schering-Plough Corporation, a medical products company. From 1981 to 1987, Ms. Katz held several marketing positions with American Home Products, a multinational health care corporation. Ms. Katz received her B.A. in Business Administration from the University of South Florida.

    HOWARD B. URNOVITZ, PH.D. is the founder of the Company and serves as Chief Science Officer. Prior to founding the Company in 1988, Dr. Urnovitz was a Senior Scientist at the Institute of Cancer Research in San Francisco from 1985 to 1987. He was Director of Molecular and Cellular Engineering at Xoma Corporation, a biotechnology corporation, from 1983 to 1985. Prior to that, he was Director of the Hybridoma Laboratory at the University of Iowa. Dr. Urnovitz received a B.S. in Microbiology and a Ph.D. in Microbiology from the University of Michigan, and completed a post-doctoral study at Washington University.

    PAUL FREIMAN has served as a member of the Company's Board of Directors since July 1998. From December 1997 until June 1998 he served as a member of the Company's Board of Directors and as a consultant to the Company. He has served as the President and Chief Executive Officer of Neurobiological Technologies, Inc. since May 1997. In 1994, Mr. Freiman retired from his position as Chairman and Chief Executive Officer of Syntex Corporation, a pharmaceutical company. From 1962 until 1994, he held several other positions at Syntex Corporation, including President and Chief Operating Officer. Mr. Freiman is currently serving on the board of Digital Gene Technologies, Inc., a private genomics company, Otsuka America Pharmaceuticals, Inc., Penwest Corp., and several other biotechnology companies. He has been chairman of the Pharmaceutical Manufacturers Association of America (PhARMA) and has also chaired a number of key PhARMA committees. Mr. Freiman is also an advisor to Burrill & Co., a San Francisco merchant bank.

    JULIUS R. KREVANS, M.D. has served on the Company's Board of Directors since March 1995. Dr. Krevans has been Chancellor Emeritus and Director of International Medical Care at University of California at San Francisco since 1993. From 1982 until 1993, Dr. Krevans served as Chancellor at UCSF, and was Dean of the School of Medicine at UCSF from 1971 until 1982. Prior to that, Dr. Krevans served as Dean for Academic Affairs at John Hopkins University School of Medicine where he also served on the faculty for 18 years and was Professor of Medicine from 1968 until 1971. He is also a director of Neoprobe. Dr. Krevans served as a director of Parnassus Pharmaceuticals Incorporated, which was liquidated under Chapter 7 of the Federal Bankruptcy Code in 1995. Dr. Krevans received his M.D. from New York University, College of Medicine and completed a residency in Medicine at John Hopkins University School of Medicine.

    MARK NOVITCH, M.D. has served on the Company's Board of Directors since September 1995. Dr. Novitch was a Professor of Health Care Sciences at George Washington University from October 1994 to June 1997. He is presently an Adjunct Professor at George Washington University Medical Center. Since 1993, Dr. Novitch has also been a private consultant in the pharmaceutical industry. From 1985 until 1993, he served in senior executive positions with the Upjohn Company, a medical products company, including Vice Chairman of the Board of Directors, Corporate Executive Vice President, Corporate Senior Vice President for Scientific Administration and Corporate Vice President. Prior to this, for 14 years, Dr. Novitch served with the FDA where from 1983 until 1984 he was Acting Commissioner. For seven years, Dr. Novitch was on the faculty at Harvard Medical School. He is also a member of the Board of Directors of Neurogen Corporation, Guidant Corporation, Kos Pharmaceutical, and Alteon, Inc. Dr. Novitch received his A.B. from Yale University, and his M.D. from the New York Medical College.

    ZAFAR RANDAWA, PH.D. has served on the Company's Board of Directors since December 1996. Dr. Randawa is currently the Director of the New Technology Evaluation Division of Otsuka America Pharmaceutical, Inc. and has served in that capacity since September 1995. From 1989 until September 1995, Dr. Randawa served as a Chief Scientist at Otsuka America Pharmaceutical, Inc. Dr. Randawa received his Ph.D. in Biochemistry at Oregon Health Sciences University, his Master of Science degree in Biochemistry at Karachi University in Karachi, Pakistan, his B.S. in Biochemistry from Karachi University and his B.S. in Chemistry from Panjab University in Lahore, Pakistan.

    JOHN J. DIPIETRO has served on the Company's Board of Directors and as a consultant to the Company since October 1999. From December 1997 until September 1999 he served as the Company's Chief Operating Officer, Vice President of Finance, Chief Financial Officer and Secretary. From October 1995 until December 1997, he served as the Vice President of Finance, Chief Financial Officer and Secretary. Mr. DiPietro is currently the Vice President of Finance & Administration of Tripath Technology Inc., a digital technology company, and has served in that capacity since September 1999. Mr. DiPietro was Vice President of Finance, Chief Financial Officer and Secretary of Meris Laboratories, Inc., a full service clinical laboratory, from 1991 until 1995. From 1980 until 1983 and from 1986 until 1991, Mr. DiPietro was a Senior Manager at Price Waterhouse. Mr. DiPietro served as Credit Manager for Motorola, Inc., an electronics company, from 1983 until 1986. Mr. DiPietro also consults with various private companies. He is a Certified Public Accountant and received his M.B.A. from the University of Chicago, Graduate School of Business and a B.S. in Accounting from Lehigh University.

APPROVAL REQUIRED

    Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                     THE BOARD OF DIRECTORS AND COMMITTEES

    The Board met seven times during 1998. The Board has standing Audit, Compensation and Nominating Committees. During 1998, all directors attended at least 75% of the aggregate number of meetings of the Board and the standing committees on which they served during the period in which they served as directors.

AUDIT COMMITTEE

    The Audit Committee consists of Messrs. Novitch, Randawa and Boeger (a non-voting member). Mr. Randawa replaced Mr. Collins as a member of the Audit Committee upon Mr. Collins' resignation from the committee in October 1999 in connection with Mr. Collins' assumption of the duties of Chief Executive Officer of the Company. The Audit Committee recommends the engagement of the Company's independent auditors, approves the services performed by such auditors, reviews and evaluates the Company's accounting principles and its system of accounting controls, and reviews with the auditors the Company's annual audited financial statements and the audit thereof. There was one audit committee meeting in 1998. The audit committee meeting to discuss the results of the audit of the financial statements of the Company for the year ended December 31, 1998 was held in 1999.

COMPENSATION COMMITTEE

    The Compensation Committee consists of Messrs. Krevans and Freiman. Mr. Freiman replaced Mr. Collins as a member of the Compensation Committee upon Mr. Collins' resignation from the committee in October 1999 in connection with Mr. Collins' assumption of the duties of Chief Executive Officer of the Company. The Compensation Committee reviews and approves the compensation of the

Company's executive officers and administers the Company's stock plans. The Compensation Committee met three times in 1998.

NOMINATING COMMITTEE

    The Nominating Committee consists of Messrs. Krevans (Chairman), Novitch and Freiman. Mr. Freiman replaced Mr. Collins as a member of the Nominating Committee upon Mr. Collins' resignation from the committee in October 1999 in connection with Mr. Collins' assumption of the duties of Chief Executive Officer of the Company. The Nominating Committee recommends future additions, deletions and slates of board members to the full Board. The Nominating Committee held no meetings in 1998.

    The Nominating Committee will consider stockholder suggestions for nominees for director other than self-nominating suggestions. Suggestions may be submitted to the Secretary of the Company at the Company's administrative offices. Suggestions received by the Secretary's office prior to December 31 will be considered by the Committee at a meeting the following year, preceding the mailing of proxy material to stockholders.

DIRECTOR COMPENSATION

    The Company's directors are reimbursed for their out-of-pocket travel expenses associated with their attendance at Board meetings. Under the Company's Director Stock Plan, non-employee directors of the Company have in the past received automatic grants of stock options to purchase shares of Common Stock. Under the proposal to amend the Director Stock Plan which will be voted on by the Company's stockholders at this year's annual meeting, the practice of automatic grants will end and option grants will instead be determined by the Board of Directors. In addition to the option grants, all outside directors receive $5,000 per year in consideration of their membership on the Board.

DIRECTOR STOCK PLAN

    The Director Stock Plan was adopted by the Board in December 1995 and stockholders in 1996. 200,000 shares of Common Stock are reserved for issuance under the Director Stock Plan. Under the Director Stock Plan, directors who are not also employees or consultants of the Company automatically receive an option to purchase 12,000 shares of Common Stock (the "Automatic First Option") on the date on which each such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Thereafter, each such director receives an option to acquire 3,000 shares of Common Stock (the "Automatic Subsequent Option") on each date of the Company's Annual Meeting of Stockholders at which such outside director is elected. Each option granted under the Director Stock Plan is exercisable at 100% of the fair market value of the Common Stock on the date such option is granted. Twenty-five percent of the Automatic First Option vests on each of the first four anniversaries of the date of grant of the Automatic First Option. Twelve and one-half percent of the shares subject to the Automatic Subsequent Option shall be exercisable on the first day of each month following the date of grant. The term of the Director Stock Plan is ten years unless sooner terminated.

    There were 30,000 options granted in 1998 under the Director Stock Plan.

    An amendment to the Director Stock Plan that would increase the number of shares reserved under the plan and that would replace the Automatic First Option and the Automatic Subsequent Option with discretionary options that would be granted by the Board of Directors is being submitted to the stockholders in this proxy for a vote at the annual meeting. Certain other changes to the Director Stock Plan are also being submitted. See Proposal 3 on Page 20 of this proxy statement.

                     INFORMATION ON EXECUTIVE COMPENSATION

    The following table sets forth certain compensation awarded or paid by the Company during the years ended December 31, 1998, 1997 and 1996 to its Chief Executive Officer and each of the other executive officers of the Company who earned at least $100,000 in salary and bonus from their employment during fiscal 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                             SECURITIES
NAME AND PRINCIPAL                                                       UNDERLYING OPTIONS         ALL OTHER
  POSITION                    YEAR        SALARY($)      BONUS($)          GRANTED(#)(1)         COMPENSATION($)
-------------------------  ----------     ---------     -----------     --------------------     ---------------
William A. Boeger(2) ....        1998     $ 210,000(3)  $    74,686(4)       600,000(5)              $25,881(6)
  President, Chief               1997        50,000(7)        5,385(8)       195,000(9)               15,470(10)
  Executive Officer and          1996        83,334(11)           0              0                    11,560(12)
  Chairman of the Board
  of Directors

Howard B. Urnovitz ......        1998       157,846(13)         432          250,000(5)                4,200(14)
  Chief Science Officer          1997        87,692               0          150,000(9)                4,200(14)
                                 1996       132,231          61,552(15)          0                    85,000(16)

John J. DiPietro(17) ....        1998       144,911             432     300,000(5)/50,000(9)          25,496(12)
  Chief Operating                1997       131,250               0          80,000(9)                36,073(12)
  Officer, Chief                 1996       126,346               0          10,000(9)                32,201(12)
  Financial Officer, Vice
  President of Finance
  and Secretary

------------------------

 (1) All figures in this column represent options to purchase the Company's common stock.

 (2) Mr. Boeger served as the Company's Chairman of the Board of Directors, Chief Executive Officer, and President from January 1994 until May 1995. From May 1995 to September 1995, he served as Chairman of the Board of Directors and Chief Executive Officer. From September 1995 to December 1997, he served as Chairman of the Board of Directors. From December 1997 to October 1999, Mr. Boeger served as Chairman of the Board of Directors, Chief Executive Officer and President. David Collins succeeded Mr. Boeger as Chief Executive Officer in October 1999. Nancy E. Katz succeeded Mr. Boeger as President in October 1999. Mr. Boeger continues to serve Calypte as Chairman of the Board of Directors, as Secretary and as a consultant.

 (3) $15,000 was paid to Mr. Boeger in 1998 for services rendered by Mr. Boeger in 1997.

 (4) Represents $74,290 for non-cash bonus related to forgiveness of a portion of a $70,000 notes receivable including interest from Mr. Boeger and a $396 cash bonus.

 (5) Option grant was made upon cancellation of certain options previously granted.

 (6) Represents $20,406 in living expenses and $5,475 in car allowance, $75 of which relates to a 1997 car allowance.

 (7) Represents amounts paid to an affiliate of Quest Ventures, a venture capital partnership of which Mr. Boeger is Managing General Partner.

 (8) Represents non-cash bonus related to forgiveness of a portion of a $70,000 note receivable including interest from Mr. Boeger.

 (9) These options were canceled in October 1998.

 (10) Represents $10,595 for living expenses and $4,875 for car allowance.

 (11) $12,500 was paid in 1996 to an affiliate of Quest Ventures, a venture capital partnership of which Mr. Boeger is Managing General Partner, for services rendered by Mr. Boeger in 1995. $70,834 was paid to an affiliate of Quest Ventures in 1996 for services rendered by Mr. Boeger in 1996.

 (12) Represents living expenses.

 (13) $5,846 was paid to Dr. Urnovitz in 1998 for services rendered in 1997.

 (14) Represents car allowance.

 (15) Represents a one-time bonus to defray the tax liability on the deemed income from the forgiveness of the note receivable from Dr. Urnovitz.

 (16) Represents forgiveness of an $85,000 note receivable from Dr. Urnovitz.

 (17) Mr. DiPietro joined the Company in October 1995 as Vice President of Finance, Chief Financial Officer, and Secretary. In December 1997, Mr. DiPietro was named Chief Operating Officer, Vice President of Finance, Chief Financial Officer and Secretary. Since September 1999 Mr. DiPietro has served Calypte as a consultant and as a member of the Board of Directors. In October 1999, Nancy E. Katz was named Chief Financial Officer.

    The following table sets forth information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1998:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                        POTENTIAL
                                                  PERCENT OF                                         REALIZABLE VALUE
                                                    TOTAL                                           AT ASSUMED ANNUAL
                                                   OPTIONS                                            RATES OF STOCK
                                                  GRANTED TO                                        PRICE APPRECIATION
                                                 EMPLOYEES IN                                       FOR 10-YEAR OPTION
                            OPTIONS              FISCAL YEAR      EXERCISE PRICE     EXPIRATION          TERM (3)
NAME                      GRANTED (#)                (1)            ($/SH)(2)           DATE         5%($)     10%($)
---------------------    --------------          ------------     --------------     ----------     -------    -------
William A. Boeger....           600,000(4)(5)          31.49%         $1.00           10/29/98      377,337    956,245

Howard B. Urnovitz...           250,000(4)             13.12%          1.00           10/29/98      157,224    398,436

John J. DiPietro.....            50,000(7)              2.62%          4.06                N/A          N/A        N/A

                                300,000(4)(6)          15.75%          1.00           10/29/08      188,668    478,123

------------------------

(1) Based on aggregate of 1,905,108 options granted under the Company's Incentive Stock Plan to employees and directors of, and consultants to, the Company during the year ended December 31, 1998, including the Named Executive Officers.

(2) The exercise price was based on the closing price of the stock on the date of grant on the NASDAQ Smallcap Market.

(3) The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices. Assuming a ten-year option term, annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year).

(4) Options granted become exercisable at the rate of 4.17% of the shares subject to the option at November 29, 1998 and at the rate of 4.16% each month thereafter. The options expire ten years from the date of grant, or earlier upon termination of employment. The grant was made upon the officer agreeing to the cancellation of certain stock options previously granted.

(5) Pursuant to a consulting agreement between Mr. Boeger and the Company, the rate of vesting in the option was reduced to 0.83% each month during the twelve-month period of the agreement commencing in October 1999. The options expire ten years from the date of grant, or earlier upon termination of employment or of the consulting relationship with the Company.

(6) Pursuant to a consulting agreement between Mr. DiPietro and the Company, the rate of vesting in the option was reduced to 1.33% each month during the twelve-month period of the agreement commencing in September 1999. The options expire ten years from the date of grant, or earlier upon termination of employment or of the consulting relationship with the Company.

(7) These options granted to Mr. DiPietro in 1998 were canceled in October 1998.

    The following table sets forth information concerning option exercises for the year ended December 31, 1998, with respect to each of the Named Executive Officers.

                      AGGREGATED OPTION EXERCISES IN 1998
                      AND DECEMBER 31, 1998 OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISABLE            VALUE OF UNEXERCISED
                             SHARES                               OPTIONS AT FISCAL               IN-THE-MONEY OPTIONS
                           ACQUIRED ON        VALUE                  YEAR END(#)                 AT FISCAL YEAR END($)
NAME                       EXERCISE(#)     REALIZED($)       (EXERCISABLE/UNEXERCISABLE)     (EXERCISABLE/UNEXERCISABLE)(1)
-------------------------  -----------   ---------------     ---------------------------     ------------------------------
William A. Boeger........        --             --                 240,000/550,000                $545,000/$1,031,250

Howard B. Urnovitz.......    30,000       $116,250                 136,833/229,167                    314,562/429,688

John J. DiPietro.........        --             --                  60,000/275,000                    112,500/515,625

------------------------

(1) Value realized and value of unexercised in-the-money options is based on a value of $2.875 per share of the Common Stock, the closing price on December 31, 1998 as quoted on the NASDAQ Smallcap Market. Amounts reflect such fair market value minus the exercise price multiplied by the number of shares to be acquired on exercise and do not indicate that the optionee actually sold such stock.

       10-YEAR OPTION GRANTS RELATED TO CANCELLATION OF PRIOR GRANTS (1)

                                               NUMBER OF                   EXERCISE                  LENGTH OF
                                               SECURITIES   MARKET PRICE   PRICE AT               ORIGINAL OPTION
                                               UNDERLYING   OF STOCK AT    TIME OF      NEW      TERM REMAINING AT
                                                OPTIONS       TIME OF      EXCHANGE   EXERCISE    TIME EXCHANGED
NAME                                   DATE    EXCHANGED    EXCHANGE ($)    ($/SH)    $ PRICE           (2)
-----------------------------------  --------  ----------   ------------   --------   --------   -----------------
William A. Boeger..................  10/29/98   600,000(3)     $1.00        $3.75      $1.00        9 Years and
  President, Chief Executive                                                                            1 Month
    Officer and Chairman of the
    Board of Directors

Howard B. Urnovitz.................  10/29/98   250,000(4)      1.00        $4.50(4)    1.00        8 Years and
  Chief Science Officer                                                                                8 Months

John J. DiPietro...................  10/29/98   300,000(5)      1.00         (6)        1.00            (7)
  Chief Operating Officer, Chief
    Financial Officer, Vice
    President of Finance and
    Secretary

(1) Each of the Named Executive Officers received the stock option grants listed in connection with employment agreements between each officer and the Company and the cancellation of certain stock options that had been previously granted. Vesting in the newly issued stock options commenced in October 1998 and no allowance was made for previous vesting in the cancelled options.

(2) Length remaining of original option term rounded to nearest month.

(3) 195,000 options previously granted to Mr. Boeger were cancelled in connection with the new option grant.

(4) 150,000 options previously granted to Mr. Urnovitz were cancelled in connection with the new option grant.

(5) 140,000 options previously granted to Mr. DiPietro were cancelled in connection with the new option grant.

(6) Of the options Mr. DiPietro agreed to cancel, 10,000 had an exercise price of $5.95 per share, 80,000 had an exercise price of $3.625 per share and 50,000 had an exercise price of $4.0625 per share.

(7) Of the options Mr. DiPietro agreed to cancel, 10,000 had 8 years and 2 months remaining in the original option term, 80,000 had 9 years and 2 months remaining in the original option term and 50,000 had 9 years and 8 months remaining in the original option term.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board has furnished the following report on executive compensation.

  ROLE OF COMPENSATION COMMITTEE

    The Compensation Committee is responsible for determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interest. The Committee's role is to review and approve the compensation of the Company's executive officers and to administer the Company's stock plans. The Compensation Committee consists of Messrs. Krevans and Freiman. Mr. Freiman replaced Mr. Collins as a member of the Compensation Committee upon Mr. Collins' resignation from the committee in October 1999 in connection with Mr. Collins' assumption of the duties of Chief Executive Officer of the Company.

  COMPENSATION PHILOSOPHY

    The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives and senior management who can contribute to the continued success of the Company.

  BASE SALARY

    Base salary represents the fixed component of the executive compensation program. Base salaries of the chief executive officer and senior management are determined by reviewing comparable market base salary compensation, individual performance, relevant experience and demonstrated capabilities in meeting the requirements of the position. The Chief Executive Officer's base salary is determined by the Committee's evaluation of his attainment of stated overall goals and targets for the Company and his individual contribution and performance.

  LONG-TERM INCENTIVE AWARDS

    Stock options serve to align the Company's stockholders' and employees' goals. The objectives of the stock option and purchase plans of the Company are to: (1) provide a long-term incentive to help reduce employee turnover, (2) provide a competitive package for recruiting new employees, (3) provide a long-term reward for loyalty, dedication and service, and (4) allow all employees to share in the rewards of "building stockholder value."

  BONUS

    Employees are eligible to earn annual cash bonuses for achievement of both Company-wide and individual or departmental goals which are established at the beginning of each year. This program is designed to: (1) enhance the ability of the Company to attract and retain outstanding employees at all levels of the Company, (2) create a link between compensation and performance, (3) strengthen team building in order to foster a culture of fairness and equity, (4) motivate employees, and (5) create commonality by aligning the interests of the stockholders with those of the employees.

  CHIEF EXECUTIVE OFFICER COMPENSATION

    In 1998, Mr. Boeger received cash payments for salary of $210,000 ($15,000 of which related to services rendered by Mr. Boeger in 1997). The Committee continued to consider this level of payment appropriate in view of Mr. Boeger's leadership and accomplishments. Mr. Boeger also received other compensation of $20,406 for living expenses and $5,475 for car allowance. Mr. Boeger also received a non-cash bonus of $74,290 related to forgiveness of a portion of a $70,000 note receivable including interest and a $396 cash bonus.

                                          COMPENSATION COMMITTEE
                                          Julius Krevans, M.D.
                                          Paul Freiman

October 18, 1999

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administers various incentive compensation and benefit plans. During Calypte's 1998 fiscal year, the Compensation Committee was comprised of Dr. Krevans and Mr. Collins. Mr. Freiman replaced Mr. Collins as a member of the Compensation Committee upon Mr. Collins' resignation from the committee in October 1999 in connection with Mr. Collins' assumption of the duties of Chief Executive Officer of the Company.

    In December 1997, the Company entered into a consulting agreement with Mr. Collins, effective from December 1997 to December 1998. The agreement was terminated in June 1998. Under the agreement, Mr. Collins received compensation of $6,000 per month and was granted 50,000 stock options which vested ratably over the period of the agreement. In October 1999, in conjunction with Mr. Collins' resignation from the Compensation Committee, the Company entered into a consulting agreement with Mr. Collins, effective from October 1999 to October 2000. Under the agreement, Mr. Collins receives compensation of $1,000 per day for service to the Company commensurate with the office of Chief Executive Officer for at least five days each month and was granted 150,000 stock options which vest ratably over the period of the agreement.

    In December 1997, the Company entered into a consulting agreement with Paul Freiman, a Board member, effective from January 1998 through December 1998, which was terminated in June 1998. Under the agreement, Mr. Freiman received compensation of $30,000 per year and was granted 50,000 stock options which vested over a 36-month period with the possibility of immediate vesting under certain conditions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 1995, the Company entered into an employment agreement with Dr. Howard B. Urnovitz, as the Founder, Director and Chief Science Officer of the Company for the year ended December 31, 1995, which provided for an annual salary of $140,000 plus an annual bonus not to exceed $35,000 per year. The agreement is automatically renewable each year subject to three months notice prior to the end of the calendar year and has been renewed for the 1999 calendar year. In the event Dr. Urnovitz's employment is terminated by the Company other than for cause, he is entitled to receive his base salary for six months.

    In October 1998, the Company entered into an employment agreement with William A. Boeger as the Chairman of the Board, Chief Executive Officer and President of the Company for a term effective through December 31, 1999, which provided for an annual salary of $225,000. In addition, he was granted 600,000 stock options which were to vest over twenty-four months. Mr. Boeger was also entitled to a monthly car allowance of $450, a twenty-five percent bonus upon the achievement of milestones mutually agreed to by the officer and the Board of Directors, temporary housing, and travel between his home and the Company. In the event Mr. Boeger's employment were to be terminated by the Company other than for cause, he would receive his base salary for twelve months and all stock options that would have vested during the twelve month period following termination. In the event Mr. Boeger voluntarily terminated his employment anytime after July 1, 1999 he would be entitled to receive a one-time payment equal to six months of his then current salary and vesting in his unvested stock options would cease.

    In October 1999, Mr. Boeger voluntarily terminated his employment with Calypte. Also in October 1999, the Company entered into a consulting agreement with Mr. Boeger, effective from October 1999 to October 2000. Under the agreement, Mr. Boeger will receive $1,023 per day for full-time service to the Company from October 18, 1999 through November 30, 1999 to assist in the transition of his successors as Chief Executive Officer and President of the Company. For the remaining term of the agreement Mr. Boeger will receive $1,000 per day for five days of consulting each month and such additional days as Calypte will request his services. Throughout the term of the agreement, Mr. Boeger will continue vesting in the stock options he was granted during his prior service as an executive officer of Calypte, at the reduced rate of 5,000 shares per month. Mr. Boeger will also continue to serve the Company as Chairman of the Board and Secretary.

    In October 1998, the Company entered into an employment agreement with John DiPietro for a term effective through December 31, 1999, which provided for an annual salary of $170,000. In addition, Mr. DiPietro was granted 300,000 stock options, which were to vest over twenty-four months. Mr. DiPietro was also entitled to a monthly car allowance of $350, a twenty-five percent bonus under the Company's bonus plan, reimbursement for the cost of a corporate apartment, which expenses would be increased sufficiently to reimburse for taxes owed on such expenses, and certain change in control provisions. In the event Mr. DiPietro's employment were to be terminated by the Company other than for cause, he would receive his base salary for twelve months and all stock options that would have vested during the term of this agreement would become fully vested.

    In September 1999, Mr. DiPietro voluntarily terminated his employment with Calypte. Also, in September 1999, the Company entered into a consulting agreement with Mr. DiPietro, who has since been elected as a member of the Board. The agreement is effective from September 1999 to September 2000. Under the agreement, Mr. DiPietro will not receive any cash compensation but he will continue vesting in the stock options he was granted during his prior service as an executive officer of Calypte, at the reduced rate of 4,000 shares per month.

    In October 1999 the Company entered into an employment agreement with Nancy
E. Katz as the President and Chief Operating Officer of the Company. The agreement provides for an annual salary of $220,000. In addition, Ms. Katz was granted 450,000 stock options, 150,000 of which vested immediately and the balance of which vest annually over two years. The Company also agreed to reimburse Ms. Katz for legal expenses incurred in negotiation of the agreement up to a maximum of $3,500. In the event that Ms. Katz' employment is terminated by the Company, other than for cause, she will receive her base salary during the twelve month period following termination.

    In December 1997 and in October 1999, the Company entered into consulting agreements with David Collins. Please see the discussion in "Compensation Committee Interlocks and Insider Participation" on page 12 of this proxy statement.

    In 1997, in recognition of a Technology Rights Agreement entered into between the Company and Dr. Urnovitz, the Company funded the expenses of the Chronic Illness Research Foundation, a research foundation started by Dr. Urnovitz with which Mr. Boeger is also affiliated. The Company has entered into a loan agreement with Dr. Urnovitz to repay such funding to the Company and to limit funding to a maximum of $165,000. The loan is evidenced by a promissory note and is secured by Dr. Urnovitz's stock options to purchase Common Stock and stock owned with a market value of 200% of the outstanding loan balance. The interest on the outstanding principal balance of the loan is a variable rate of the prime rate plus 1%. The principal amount and all accrued interest was originally due on December 1, 1997. On October 13, 1997, the due date was extended to March 1, 1998 and on December 18, 1997, the due date was further extended to December 1, 1998. During 1998, the loan was increased from $90,000 to $440,000 subject to the same terms of the initial loan agreement. Also in 1998, the due date was extended to July 1, 1999. In the second quarter of 1999, the due date was further extended to December 31, 1999. The Technology Rights Agreement gives the Company a first right of refusal of an exclusive, worldwide license to practice, make or have made, use, sell, distribute and license to other any invention or discovery made by Dr. Urnovitz in exchange for a one-time cash payment and the payment of royalties.

    The note from Dr. Urnovitz is a full recourse obligation. It is secured by Dr. Urnovitz's employee options in the Company, and requires maintenance of a collateral value of 200% of the loan value. This maintenance covenant was not met at all times during the third and fourth quarter of 1998. However, at all times Calypte had the ability to reach Dr. Urnovitz's personal assets which Calypte believed were adequate to provide for payment and the payment of royalties.

    In January 1998, the Company entered into an agreement with Quest Management Company ("Quest Management") for the management services of William Boeger as the Company's Chairman of the Board. Under the terms of the agreement, the Company paid Quest Management $50,000 per year payable in monthly installments. Mr. Boeger is a founder and Managing General Partner of Quest. The agreement is automatically renewable each year subject to three months notice prior to the end of the calendar year. The agreement was not renewed for 1999.

    In 1997, the Company paid Pepgen, a minority-owned affiliate of the Company $72,000 for an exclusive license to all technology that relates to urine-based diagnostics developed by Pepgen.

    During 1998, the Company loaned Pepgen $768,000 at an interest rate of 10%. During the first quarter of 1999, the Company loaned Pepgen an additional $64,000 at an interest rate of 10%. The Company's note receivable from Pepgen totaling $832,000 as of March 31, 1999 was secured by all intellectual property of Pepgen. The entire loan plus interest was due July 1, 1999.

    In May 1999, Pepgen received a financing offer from a third party that was contingent upon Calypte converting its note receivable due from Pepgen into an additional equity interest in Pepgen. At a meeting of the Calypte Board of Directors, the Board agreed for such a conversion to take place. Effective March 31, 1999, the Company has written off its total investment in the note receivable from Pepgen including all accrued interest as research and development costs. Additional amounts of $63,000 were spent on in-process research and development related to Pepgen during the second quarter of 1999. In October 1999, Calypte announced that Pepgen had secured the new round of financing. Following the closing of the financing, Calypte owns forty-one percent of Pepgen.

                            STOCK PERFORMANCE CHART

    The graph below compares the cumulative total stockholder return on the Common Stock since the Company's initial public offering in 1996. The Corporation's return is shown with the cumulative total return of the NASDAQ Stock Market--U.S. Index and the Hambrecht & Quist Biotechnology Index. The graph assumes a $100 investment made at the beginning of the respective period and reinvestment of all dividends.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG CALYPTE BIOMEDICAL CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             RESEARCH DATA GROUP

Calypte Biomedical Corp (CALY)
Date*                                                                                                  Transaction Type
7/26/96                                                                                                           Begin
12/31/96                                                                                                       Year End
12/31/97                                                                                                       Year End
12/31/98                                                                                                            End
* Specified ending dates or ex-dividend dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** 'Begin Shares' based on $100 investment.
                                                                                         CALYPTE BIOMEDICAL CORPORATION
7/26/96                                                                                                             100
12/31/96                                                                                                            138
12/31/96                                                                                                             65
12/31/96                                                                                                             48

                             RESEARCH DATA GROUP

Calypte Biomedical Corp (CALY)
Date*                                                                                             Closing Price**
7/26/96                                                                                                    $6.000
12/31/96                                                                                                   $8.250
12/31/97                                                                                                   $3.875
12/31/98                                                                                                   $2.875
* Specified ending dates or ex-dividend dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** 'Begin Shares' based on $100 investment.
                                                                                      NASDAAQ STOCK MARKET (U.S.)
7/26/96                                                                                                       100
12/31/96                                                                                                      119
12/31/96                                                                                                      146
12/31/96                                                                                                      206

                             RESEARCH DATA GROUP                                         TOTAL RETURN WORKSHEET
                                                                                                           Begin: 7/26/96
                                                                                                            FYE: 12/31/98
                                                                                                            End: 12/31/98
Calypte Biomedical Corp (CALY)
Date*                                                                                          Beginning No. of Shares***
7/26/96                                                                                                             16.67
12/31/96                                                                                                            16.67
12/31/97                                                                                                            16.67
12/31/98                                                                                                            16.67
* Specified ending dates or ex-dividend dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** 'Begin Shares' based on $100 investment.
                                                                                          HAMBRECHT & QUIST BIOTECHNOLOGY
7/26/96                                                                                                               100
12/31/96                                                                                                              109
12/31/96                                                                                                              111
12/31/96                                                                                                              168

                             RESEARCH DATA GROUP

Calypte Biomedical Corp (CALY)
Date*                                                                           Ending Shares   Cum. Tot. Return
7/26/96                                                                                16.667             100.00
12/31/96                                                                               16.667             137.50
12/31/97                                                                               16.667              64.58
12/31/98                                                                               16.667              47.92
* Specified ending dates or ex-dividend dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** 'Begin Shares' based on $100 investment.

7/26/96
12/31/96
12/31/96
12/31/96

*  $100 INVESTED ON 7/26/96 IN STOCK OR INDEX--
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of October 15, 1999 for (i) all persons known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each of the Company's directors, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group.

                                                                             SHARES       % OF
                                                                           BENEFICIALLY   TOTAL
5% STOCKHOLDERS, DIRECTORS AND OFFICERS(1)                                    OWNED        (2)
-------------------------------------------------------------------------  -----------  ---------
H&Q Healthcare Investors ................................................   1,433,993        7.02%
  50 Rowes Wharf--4th Floor
  Boston, MA 02110
Otsuka Pharmaceutical Co., Ltd.(3) ......................................   1,302,147        6.38%
  463-10 Kagsuno Kawauchi-cho
  Tokoshima Japan
Zafar Randawa, Ph.D.(3)(4)...............................................   1,302,147        6.38%
William A. Boeger(5).....................................................   1,008,684        4.79%
Howard B. Urnovitz, Ph.D.(6).............................................     420,615        2.04%
John DiPietro(7).........................................................     169,349           *
Nancy E. Katz(8).........................................................     150,000           *
David Collins(9).........................................................     132,000           *
Paul Freiman(10).........................................................      42,000           *
Mark Novitch, M.D.(11)...................................................      36,000           *
Julius Krevans, M.D.(12).................................................      18,500           *
All directors and executive officers as a group (9 persons)..............   3,279,295       15.04%

------------------------

  * Represents beneficial ownership of less than 1%.

 (1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Calypte Biomedical Corporation, 1440 Fourth Street, Berkeley, California 94710.

 (2) Based on 20,415,650 shares outstanding as of October 15, 1999.

 (3) Includes 9,000 shares subject to options exercisable within 60 days.

 (4) Dr. Randawa is a director of the Company and an affiliate of Otsuka Pharmaceutical Co., Ltd.

 (5) Includes 154,276 shares subject to options exercisable within 60 days owned by entities affiliated with Quest Ventures of which Mr. Boeger is a partner. Also includes 475,002 shares subject to options exercisable within 60 days owned by Mr. Boeger.

 (6) Includes 251,417 shares subject to options exercisable within 60 days.

 (7) Includes 172,001 shares subject to options exercisable within 60 days.

 (8) Includes 150,000 shares subject to options exercisable within 60 days.

 (9) Includes 92,000 shares subject to options exercisable within 60 days.

 (10) Includes 42,000 shares subject to options exercisable within 60 days.

 (11) Includes 32,000 shares subject to options exercisable within 60 days.

 (12) Includes 9,500 shares subject to options exercisable within 60 days.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent stockholders are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of such reports received or written representations from reporting persons, the Company believes that during fiscal year 1998 all the Reporting Persons complied with applicable filing requirements subject to the following exceptions: Dr. Krevans had one late filing of report Form 4 with respect to a stock option exercise.

              PROPOSED AMENDMENT OF THE 1991 INCENTIVE STOCK PLAN
                                  (PROPOSAL 2)

    Subject to the approval of the stockholders, the Board has amended the 1991 Incentive Stock Plan (the "Incentive Stock Plan"). The proposed amendment increases by 500,000 the number of shares of Common Stock reserved for issuance under the Incentive Stock Plan.

    In 1991, the Board approved the adoption of the Incentive Stock Plan which reserved for issuance 290,992 shares of the Common Stock. In 1992 and 1994, 200,000 and 1,000,000 additional shares, respectively, of Common Stock were further reserved by the Board for issuance upon exercise of options granted under the Stock Plan. In 1995, 1,250,000 additional shares of Common Stock were reserved for issuance upon exercise of options granted under the Incentive Stock Plan by the Board. In 1998, 1,000,000 additional shares of Common Stock were reserved for issuance upon exercise of options granted under the Incentive Stock Plan by the Board. Under the Incentive Stock Plan, employees or consultants may be granted options that allow for the purchase of shares of Common Stock.

    Under the terms of the Incentive Stock Plan, nonqualified stock options may be granted to employees and consultants. Incentive stock options may be granted only to employees, including directors who are employees.

    Nonqualified stock options may be granted under the Incentive Stock Plan at a price not less than 85% of the fair market value of the common stock on the date the option is granted. Incentive stock options may be granted under the Incentive Stock Plan at a price not less than 100% of the fair market value of the Common Stock on the date the option is granted. Options granted under the Incentive Stock Plan generally vest monthly over four to five years. The term of the nonqualified and incentive stock options granted is 10 years or less from the date of grant, as provided in the option agreements.

    Incentive and nonqualified stock options granted to employees and consultants who, on the date of grant, own stock representing more than 10% of the voting power of all classes of stock of the Company are granted at an exercise price not less than 110% of the fair market value of the Common Stock. Any options granted are exercisable at the time and under conditions as determined by the Board. The Board may amend or modify the Incentive Stock Plan at any time, subject to certain limitations. The Incentive Stock Plan will terminate in 2001, unless sooner terminated by the Board.

    The Board is of the opinion that the Incentive Stock Plan has helped the Company compete for, motivate and retain high quality executives and other key employees, and to align their interests with the interests of stockholders, and that it is in the best interests of the Company to amend the Incentive Stock Plan as proposed. Consistent with the Company's compensation objectives, rewards under the Incentive Stock Plan are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock.

    The amendment will permit the continuation of option grants, thereby providing long-term incentives to the executive officers and other key salaried employees of the Company who have the potential to direct and manage the business of the Company successfully in the future.

    As of September 30, 1999, 727,031 options remained available for grant under the Incentive Stock Plan. The number of newly authorized shares on which options could be granted under the Incentive Stock Plan will represent approximately 2.45% of the currently outstanding shares of Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary of federal income tax consequences is based upon existing statutes, regulations and interpretations thereof. The applicable rules are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. This proxy statement describes federal income tax consequences of general applicability, but does not purport to describe either particular consequences to each individual plan participant or foreign, state or local income tax consequences, which may differ from the United States federal income tax consequences.

INCENTIVE STOCK OPTIONS ("ISOS")

    AWARD; EXERCISE. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "option spread") is includible in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The option spread is generally measured on the date of exercise and is includible in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    SALE OF OPTION SHARES. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain, and is "long-term" gain if the shares have been held more than one year as of the date of sale. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

    EXERCISE WITH STOCK. If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in the value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned stock is used to exercise an ISO.

    The present position of the Internal Revenue Service ("IRS") appears to be that income and employment withholding taxes are not imposed upon the exercise of an ISO or the sale of ISO shares. The IRS is studying this position and may change it at any time, possibly with retroactive effect.

NONQUALIFIED STOCK OPTIONS (NSOS)

    AWARD; EXERCISE. An optionee is not taxable upon the award of an NSO. Federal income tax consequences upon exercise of an NSO will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the option spread on the exercise date. The optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the option and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of lapse.

    Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

    SALE OF OPTION SHARES. Upon sale, other than to the Company, of shares acquired under an NSO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. Certain lower rates apply if the shares have been held for longer periods. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

    EXERCISE WITH STOCK. If an optionee tenders Common Stock (other than statutory option stock--see above) to pay all or part of the exercise price of an NSO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired, are taxable to the optionee, and have a basis equal to their fair market value on the exercise date.

    If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

    The potential liability of a person subject to Section 16 of the Exchange Act of 1934 to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to
Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date they are deemed to acquire shares for federal income tax purposes.

PLAN BENEFITS

    The following table shows the number of shares of Common Stock issuable upon exercise of options granted to the named groups under the Incentive Stock Plan during the fiscal year ended December 31, 1998.

                                                                                   NUMBER OF
NAME AND POSITION                                                                  OPTIONS(1)
---------------------------------------------------------------------------------  ----------
William A. Boeger, ..............................................................     600,000
  President, Chief Executive Officer and Chairman

Howard B. Urnovitz, .............................................................     250,000
  Chief Science Officer

John J. DiPietro, ...............................................................     300,000
  Chief Operating Officer, Chief Financial Officer,
  Vice President of Finance and Secretary

Executive Group..................................................................   1,150,000

Non-Executive Director Group.....................................................           0

Non-Executive Employee Group.....................................................     641,108

------------------------

(1) All options granted at fair market value as of the date of grant.

APPROVAL REQUIRED

    Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1991 INCENTIVE STOCK PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

              PROPOSED AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN
                                  (PROPOSAL 3)

    Subject to the approval of the stockholders, the Board has amended the 1995 Director Option Plan (the "Director Stock Plan") as described below.

DESCRIPTION OF THE PROPOSAL

    1. Currently, the total number of shares of Common Stock reserved and available for issuance pursuant to options under the Director Stock Plan is 200,000 shares. The proposed amendment to the Director Stock Plan increases the number of shares of Common Stock reserved for issuance thereunder by 150,000 to 350,000.

    2. Currently, the options granted under the Director Stock Plan are non-transferable during the lifetime of the person who is granted the option (the "Optionee"). The proposed amendment to the Director Stock Plan allows the transfer of all or any portion of any option to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a partnership in which such Immediate Family Members are the only partners, or (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, provided that (x) there may be no consideration for such transfer, (y) the agreement pursuant to which such options are transferred must be in a form consistent with the Director Stock Plan, and must expressly provide for transferability in a manner consistent with this amendment, and (z) subsequent transfers of transferred options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The effect of termination of the Optionee's service on the Board of Directors shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in the Director Stock Plan on the occurrence of such termination. Neither the Company nor the administrator of the Director Stock Plan shall have any obligation to provide the transferee with notice of termination of an Optionee.

    3. Currently, Optionees under the Director Stock Plan automatically receive an option to purchase 12,000 shares of Common Stock (the "Automatic First Option") on the date on which each such person first becomes a director, whether through election by the stockholders of the Company or the Board to fill a vacancy. Thereafter, each such director receives an option to acquire 3,000 shares of Common Stock (the "Automatic Subsequent Option") on each date of the Company's Annual Meeting of Stockholders at which such outside director is elected.

    The proposed amendment to the Director Stock Plan will discontinue both the Automatic First Option and the Automatic Second Option and instead place discretionary authority with Calypte's Board of Directors to determine the number of shares of Common Stock to be granted to Optionees on the date on which each person first becomes a director, provided that in any given year the number of options granted to each newly-elected director shall be equal. The Board of Directors will also determine the number of options to be granted to each re-elected director, provided that the number of options granted in any given year will be same for each such re-elected director.

    4. Currently each Automatic First Option becomes exercisable in installments cumulatively as to twenty-five percent of the shares granted on each anniversary of its date of grant and each Automatic Subsequent Option becomes exercisable in installments cumulatively as to twelve and one-half percent of the shares granted on the first day of each month following the date of grant.

    The proposed amendment to the Director Stock Plan which discontinues the Automatic First Option and Automatic Subsequent Option provides that each grant under the plan will vest monthly over the twelve month period commencing with the date of election or re-election of the Optionee as director, provided that such option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less than one year after the date of grant.

    5. Currently, options granted under the Director Stock Plan have a term of ten years from the date of grant and require that when an Optionee's status as a director terminates, the Optionee may exercise his or her option for those shares which were exercisable as of the date of termination within three months from the date of termination, unless such termination is due to death or disability, in which case the Optionee or his or her legal representative have twelve months from the date of such event to exercise the option, provided that no option may be exercised if its ten year term has expired.

    The proposed amendment to the Director Stock Plan provides that each option granted will be exercisable over a period of ten years commencing with the date of such option grant to the extent that the option has become vested, regardless of whether the Optionee has terminated service as a board member provided, however, that if an Optionee is removed from the Board, the option will terminate if it is not exercised within 90 days of the date of such removal.

    6. Currently options can be granted under the Director Stock Plan only to directors who are not employees of the Company or consultants to the Company. The proposed amendment to the Director Stock Plan would allow nonemployee directors who also serve as consultants to the Company to participate in the Director Stock Plan in order to account for their separate service as directors.

DESCRIPTION OF THE DIRECTOR STOCK PLAN

    Only nonemployee directors of the Company are eligible to participate in the Director Stock Plan. The Director Stock Plan is currently designed to work automatically. However, to the extent administration is necessary, it is provided by the Board or the Board may delegate its authority to a committee of the Board. Option grants to nonemployee directors under the current plan are made on a formula basis and not on a discretionary basis. As currently in effect, the Director Stock Plan provides that when a person who is not an employee or a consultant of the Company and who has not previously been a member of the Board is elected or appointed a member of the Board, the Company will grant that person on the effective date of such election or appointment an NSO to purchase 12,000 shares of Common Stock, the Automatic First Option. The Director Stock Plan further provides that on the date of the annual meeting of stockholders, each nonemployee director then in office is automatically granted an option to purchase 3,000 shares, the Automatic Subsequent Option. Automatic First Options vest over four years from the date of grant and are fully exercisable on the fourth anniversary of the option grant. Automatic Subsequent Options vest over the first eight months of the grant and are fully exercisable on the first day of the eighth month following the grant. If the Director Stock Plan is amended as proposed the Automatic First Option and the Automatic Subsequent Option would discontinue and the Board of Directors of Calypte would determine the number of shares that will be granted to newly-elected and to re-elected directors, provided that the number of options for each newly-elected director in any given year will be the same for each such director and the number of options for each re-elected director in any given year will be same for each such director. In addition, the proposed amendment to the Director Stock Plan provides that each grant under the plan will vest monthly over the twelve month period commencing with the date of election or re-election of the Optionee as director, provided that such option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less than one year after the date of grant.

    Under the current Director Stock Plan, only directors who are nonemployees of the Company or consultants to the Company may be granted options. If the Director Stock Plan is amended as proposed, nonemployee directors who are consultants to the Company would be allowed to receive option grants under the plan in order to account for their separate service to the Company as directors.

    If the Director Stock Plan is amended as proposed the number of shares of Common Stock reserved under the Director Stock Plan will increase by 150,000 shares. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (iv) any combination of the foregoing methods of payment. Funds received by the Company upon exercise of an option are used for general corporate purposes.

    Options granted under the Director Stock Plan have a term of ten years. Under the current plan, if the Optionee's status as a nonemployee director of the Company terminates for any reason (other than as a result of death or disability), the Optionee may, but only within three months following the date of such event, exercise any option granted under the Director Stock Plan but only to the extent such option was exercisable on the date of such event. To the extent that the option is not exercised within such three month period, the option terminates. If the Optionee's status as a nonemployee director of the Company terminates as a result of his or her death or disability, the Optionee or his legal representative may, but only within twelve months following the date of such event, exercise any option granted under the Director Stock Plan but only to the extent such option was exercisable on the date of such event. To the extent that the option is not exercised within such twelve month period, the option terminates. If the Director Stock Plan is amended as proposed, each option granted will be exercisable over a period of ten years commencing with the date of such option grant to the extent the option has become vested, regardless of whether the Optionee has terminated service as a board member provided, however, that if an Optionee is removed from the Board, the option will terminate if it is not exercised within 90 days of the date of such removal.

    As the Director Stock Plan is currently in effect, options are not transferable, except by will or the laws of descent and distribution. If the Director Stock Plan is amended as proposed, options would also be transferable by gift to a family member or a partnership or trust for a family member during the lifetime of the Optionee.

    To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company will obtain stockholder approval of any amendment to the Director Stock Plan in such a manner and to such a degree as required. Any such amendment or termination of the Director Stock Plan shall not affect options already granted and such options shall remain in full force and effect as if the Director Stock Plan had not been amended or terminated. The Director Stock Plan will terminate in 2005 unless earlier terminated as described above.

    Options granted under the Director Stock Plan are nonstatutory options. A director Optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon exercise of an option, an Optionee will generally recognize ordinary income measured for tax purposes by the excess of the then fair market value of the shares over the exercise price. If a sale of shares acquired upon exercise of an option could subject the director to suit under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date of recognition of such ordinary income may be deferred for up to six months unless the director timely files an election with the Internal Revenue Service under Section 83(b) of the Code. The Optionee's holding period for long-term capital gain purposes commences as of the date he or she recognizes ordinary income with respect to an option exercise. Upon resale of such shares by the Optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Company will be entitled to a tax deduction in the amount and at the time that the director recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

    Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding option, and the number of shares which have been authorized for issuance under the Director Stock Plan but as to which no options have yet been granted or which have been returned to the Director Stock Plan upon cancellation or expiration of an option, as well as the price per share covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Director Stock Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares subject to an option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately before the consummation of such proposed action. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not agree to assume the option or substitute an equivalent option, each outstanding option shall become fully vested and exercisable. In the event of such acceleration of the option, the Optionee shall have 30 days from the date of notice of the option's acceleration to exercise all or a portion of the option, and the option shall terminate upon the expiration of such 30 day period.

PLAN BENEFITS

    The following table shows the number of shares of Common Stock issuable upon exercise of options granted to the named Optionees under the Director Stock Plan during the fiscal year ended December 31, 1998.

                                                                                     NUMBER OF
NAME AND POSITION                                                                   OPTIONS(1)
----------------------------------------------------------------------------------  -----------
David Collins, Director...........................................................       3,000
Paul E. Freiman, Director.........................................................       3,000
Julius Krevans M.D., Director.....................................................       3,000
Mark Novitch M.D., Director.......................................................       3,000
Otsuka Pharmaceutical Co., Ltd. (Zafar Randawa, Director).........................       3,000

------------------------

(1) All options granted at fair market value as of the date of grant.

    The Company believes that in order to attract and retain highly qualified candidates to serve as directors, it is important that directors have meaningful equity ownership in the Company. Initially, the reason for creating a nondiscretionary option plan for outside directors and for making such options non-transferable was to comply with rules of the Securities and Exchange Commission (the "Commission"), while still allowing equity participation by the outside directors. Subsequent rule changes by the Commission have eliminated such "disinterested" administration requirements and the Company believes that the Board should have the discretion to make reasonable use of all available means to attract and retain such highly qualified director candidates.

APPROVAL REQUIRED

    Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1995 DIRECTOR PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

    The Board recommends that the stockholders ratify the Board's appointment of the accounting firm of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company. The firm has conducted the audits for the Company for many years and is considered by management of the Corporation to be well qualified.

    Representatives from KPMG Peat Marwick LLP are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised during the meeting.

APPROVAL REQUIRED

    Approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                                 OTHER MATTERS

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT FOR THE 2000 ANNUAL MEETING

    Under the rules of the Securities and Exchange Commission, stockholder proposals submitted for next year's Proxy Statement must be received by the Company no later than the close of business on January 14, 2000, to be considered. Proposals should be addressed to William A. Boeger, Secretary, Calypte Biomedical Corporation, 1440 Fourth Street, Berkeley, California 94710.

    Any stockholder who wishes to bring a proposal before the Calypte Biomedical Corporation 2000 Annual Meeting of Stockholders, but does not wish to include it in the Company's proxy materials, must provide written notice of the proposal to Calypte's Secretary, at the above address, by February 14, 2000.

OTHER INFORMATION

    The Company does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

                                          By order of the Board of Directors,

                                          /s/ WILLIAM A. BOEGER

                                          William A. Boeger
                                          CHAIRMAN OF THE BOARD AND SECRETARY

Berkeley, California
October 26, 1999

                       CALYPTE BIOMEDICAL CORPORATION
                             1440 FOURTH STREET
                         BERKELEY, CALIFORNIA 94710

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints WILLIAM A. BOEGER and NANCY E. KATZ, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of Common Stock of Calypte Biomedical Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of Calypte Biomedical Corporation to be held at 1265 Harbor Bay Parkway, Alameda, California 94502 on November 18, 1999, at 9:00 a.m. local time, and at any adjournments or postponements thereof, with all powers that the undersigned would have if personally present thereat:

                           (CONTINUED ON OTHER SIDE)


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

                                               --- Please mark your
                                                X  votes as indicated
                                               --- in this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

             FOR all nominees               WITHHOLD AUTHORITY
             (except as marked              to vote for all
             to the contrary below)         nominees listed below
             ___________________            _____________________

1.  Election of Directors
    William A. Boeger; Howard B. Urnovitz, Ph.D.; David Collins; Paul Freiman; Julius R. Krevans, M.D.; Mark Novitch, M.D.; Zafar Randawa, Ph.D.; Nancy E. Katz; John J. DiPietro.
    (The Board of Directors recommends a vote FOR.)

This proxy will be voted in the election of directors in the manner described in the proxy statement for the 1999 annual meeting of stockholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided to the right.)__________________

2. Proposal to amend the 1991 Incentive Stock Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder. (The Board of Directors recommends a vote FOR.)

            FOR                 AGAINST                     ABSTAIN

           -----                 -----                       -----

3. Proposal to amend the 1995 Director Option Plan to i) increase by 150,000 the number of shares of Common Stock reserved for issuance thereunder; ii) allow option grantees thereunder to transfer some or all of their options so granted to immediate family members during the lifetime of the optionee; iii) allow the Board of Directors of Calypte to determine the number of options to be granted to directors, provided that the number of options for each newly-elected director in any given year will be the same for each such director and the number of options for each re-elected director in any given year will be the same for each such director; iv) provide for each grant under the plan to vest monthly over the twelve month period commencing with the date of election or re-election of the optionee as director, provided that such option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less that one year after the date of grant; v) provide that each option granted will be exercisable over a period of ten years commencing with the date of such option grant to the extent the option has become vested, regardless of whether the optionee has terminated service as a board member, provided, however, that if an optionee is removed from the board, the option will terminate if it is not exercised within 90 days of the date of such removal; and vi) allow non-employee directors who also serve as consultants to the Company to participate in the 1995 Director Option Plan in order to account for their separate service as directors. (The Board of Directors recommends a vote FOR.)

            FOR                 AGAINST                     ABSTAIN

           -----                 -----                       -----

4. Proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 1999.
    (The Board of Directors recommends a vote FOR.)

            FOR                 AGAINST                     ABSTAIN

           -----                 -----                       -----

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

---------------------------------------------
Signature of Stockholder

---------------------------------------------
Signature if held jointly

Dated:                       , 1999
        --------------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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